                                                                  EXECUTION COPY

                                                                        4(e)(10)





                               FIRST AMENDMENT TO

                         LEASE AGREEMENT (AA 1991 AF-1)

                      (Redesignated AA 1994 PTC Series AB)

                            Dated as of May 26, 1994

                                    between

                           WILMINGTON TRUST COMPANY,

                              not in its individual
                              capacity but solely
                              as Owner Trustee, as
                                     Lessor

                                      and

                            AMERICAN AIRLINES, INC.,

                                        as Lessee





                          One Boeing 757-223 Aircraft
                                     N647AM

                                            TABLE OF CONTENTS

Section 1.   Amendment to Section 1
                 of the Lease   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

Section 2.   General Amendment to the Lease . . . . . . . . . . . . . . . . . . . . . . . . .   7

Section 3.   Amendment to Section 3
                 of the Lease   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

Section 4.   Amendment to Section 6
                 of the Lease   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

Section 5.   Amendment to Section 7
                 of the Lease   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

Section 6.   Amendment to Section 9
                 of the Lease   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

Section 7.   Amendment to Section 10
                 of the Lease   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

Section 8.   Amendment to Section 11
                 of the Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

Section 9.   Amendment to Section 12
                 of the Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

Section 10.  Amendment to Section 14
                 of the Lease   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

Section 11.  Amendment to Section 15
                 of the Lease   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

Section 12.  Amendment to Section 18
                 of the Lease   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

Section 13.  Amendment to Section 20
                 of the Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

Section 14.  Amendment to Section 25
                 of the Lease   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

Section 15.  Effectiveness of Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . .  23

Section 16.  Ratification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

Section 17.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

                            FIRST AMENDMENT TO LEASE
                            AGREEMENT (AA 1991 AF-1)
                      (Redesignated AA 1994 PTC Series AB)


                                  This FIRST AMENDMENT TO LEASE AGREEMENT
(hereinafter referred to as this "Lease Amendment"), dated as of May 26, 1994, between WILMINGTON TRUST COMPANY, a Delaware banking corporation, with its principal place of business at Rodney Square North, 1101 N. Market Street, Wilmington, Delaware 19890-0001, not in its individual capacity, except as expressly stated herein and in the Lease referred to below, but solely as Owner Trustee under a certain Trust Agreement (AA 1991 AF-1), dated as of June 25, 1991, and its successors and assigns ("Lessor"), and AMERICAN AIRLINES, INC., a Delaware corporation with its principal place of business at Dallas/Fort Worth International Airport, Texas 75261-9616 ("Lessee").

                               W I T N E S E T H:

                                  WHEREAS, Lessee, the Owner Participant (as
defined in the Original Participation Agreement referred to below, the "Owner Participant"), Swiss Bank Corporation, New York Branch ("Swiss Bank") as Original Loan Participant, Lessor and NationsBank of Georgia, National Association (formerly known as C&S/Sovran Trust Company (Georgia), National Association), a national banking association (the "Indenture Trustee"), entered into that certain Participation Agreement (AA 1991 AF-1), dated as of June 25, 1991 (the "Original Participation Agreement"), providing for the sale and lease of one Boeing 757-223 aircraft bearing U.S. Registration Number N647AM and Manufacturer's Serial Number 24605 (the "Aircraft");

                                  WHEREAS, concurrently with the execution and
delivery of the Original Participation Agreement, Lessor and the Indenture Trustee entered into that certain Trust Indenture and Security Agreement (AA 1991 AF-1), dated as of June 25, 1991 (such Trust Indenture and Security Agreement, as supplemented by Trust Agreement and Indenture Supplement No. 1 (AA 1991 AF-1), dated July 2, 1991, the "Original Indenture"), pursuant to which the Lessor issued to Swiss Bank a certificate substantially in the form set forth in Section 2.01 of such Original Indenture as evidence of the loan then being made by Swiss Bank;





                                   Series AB

                                  WHEREAS, concurrently with the execution and
delivery of the Original Participation Agreement, Lessor and Lessee entered into a Lease Agreement (AA 1991 AF-1) relating to the Aircraft, dated as of June 25, 1991 (such Lease Agreement, as supplemented by Lease Supplement No. 1 (AA 1991 AF-1), dated July 2, 1991, the "Lease"), whereby, subject to the terms and conditions set forth therein, Lessor agreed to lease to Lessee, and Lessee agreed to lease from Lessor, the Aircraft on its Delivery Date;

                                  WHEREAS, a counterpart of the Lease was
recorded by the Federal Aviation Administration on July 2, 1991, and assigned Conveyance No. I48484;

                                  WHEREAS, subsequent to the execution and
delivery of the Original Participation Agreement and prior to the date hereof, Swiss Bank transferred a portion of its interest in the certificate held by it to Westland/Utrecht Hypotheekbank, N.V. ("Westland"), and the Owner Trustee issued a replacement certificate to Swiss Bank, and a certificate to Westland, each substantially in the form set forth in Article II of the Original Indenture (each, a "Loan Certificate, and together, the "Loan Certificates");

                                  WHEREAS, Section 20 of the Original
Participation Agreement contemplates the redemption of the Loan Certificates pursuant to Section 2.12 of the Original Indenture as part of a refunding or refinancing operation and Section 3(e) of the Lease contemplates the adjustment of Rent in the event of such a refunding or refinancing operation, and the Lessee has given its written notice to the Owner Participant and the Owner Trustee, pursuant to such Section 20, of its desire to implement such a refunding or refinancing operation;

                                  WHEREAS, in order to accomplish such
redemption (i) the Lessee, the Owner Trustee, the Indenture Trustee, Swiss Bank, Westland and State Street Bank and Trust Company of Connecticut, National Association (the "Loan Trustee"), have entered into the Instrument of Resignation, Appointment and Acceptance, dated as of May 26, 1994 (the "Instrument of Resignation"), pursuant to which the Indenture Trustee has resigned under the Original Indenture, and Swiss Bank, Westland, the Lessee and the Owner Trustee have accepted such resignation and the appointment of the Loan Trustee as successor to the Indenture Trustee, (ii) Lessee, the Owner Participant, Lessor, the Indenture Trustee, Swiss Bank,

                                   Series AB

Westland, State Street Bank and Trust Company of Connecticut, National Association, as Trustee (in such capacity, the "Pass Through Trustee") under five separate Pass Through Trust Supplements (entered into pursuant to the Pass Through Trust Agreement, amended and restated as of February 1, 1992, between the Lessee and the Pass Through Trustee) with Lessee, each dated as of the date hereof, and the Loan Trustee have entered into a Refunding Agreement (AA 1994 PTC Series AB), dated as of the date hereof (the "Refunding Agreement"), and
(iii) the Lessor and Loan Trustee have amended and restated the Original Indenture as the Amended and Restated Trust Indenture and Security Agreement (AA 1994 PTC Series AB) (such amended and restated Indenture, the "Amended and Restated Indenture" or the "Indenture"); and

                                  WHEREAS, in order to carry out the provisions
of such written notice and the provisions of the Refunding Agreement, including, without limitation, Section 6 thereof, Lessor and Lessee wish to amend the Lease by entering into this Lease Amendment;

                                  NOW, THEREFORE, in consideration of the
mutual agreements contained herein, the parties hereto agree as follows:

                                  Section 1.  Amendment to Section 1 of the
Lease. (a) Section 1 of the Lease is amended by deleting the definitions of "Break Amount"and "Debt Rate".

                                  (b)  The definition of "Business Day" is
amended by deleting the words "Fort Worth, Texas", by inserting the words "or the city and state in which the Loan Trustee disburses funds" after the words "Indenture Trustee is located" and by deleting the proviso thereof.

                                  (c)     The definition of "Certificate" is
amended by inserting the words "provided that from and after the Refunding Date (as defined in the Refunding Agreement) "Certificate" shall mean and include any Equipment Note" between the words "Trust Indenture" and ".".

                                  (d)  The definition of "Event of Loss" is
amended by deleting the words "the date on which notice of payment of the Certificates is given pursuant to Section 2.14 of the Trust Indenture" and substituting therefor the words "the

                                   Series AB
date of any notice of redemption of Certificates relating to the occurrence of any such event".

                                  (e)  The definition of "Indenture Trustee" is
amended by inserting the words ", including (upon the execution of the Instrument of Resignation, as defined in the Refunding Agreement) State Street Bank and Trust Company of Connecticut, National Association, as Loan Trustee" between the words "Trust Indenture" and ".".

                                  (f)  The definition of "Stipulated Loss
Value" is amended by deleting the last two sentences thereof and by deleting the words "as such percentage may be adjusted as provided below."

                                  (g)  The definition of "Tax Indemnity
Agreement" is amended by adding at the end thereof the phrase ", as the same may be amended from time to time".

                                  (h)  The definition of "Termination Value" is
amended by deleting the last two sentences thereof and by deleting the words "as such percentage may be adjusted as provided below."

                                  (i)  The definition of "Trustee's Liens" is
amended by deleting the word "5.04" and substituting therefor the word "9.09".

                                  (j)     The definitions of "Lease Period
Date", "Loan Participant", "Operative Documents", "Overdue Rate", "Trust Indenture" and "Indenture" contained in Section 1 of the Lease are amended to read as follows:

                                  "Lease Period" means each of forty-four
                         consecutive semi-annual periods, the first such semi-annual period commencing on and including May 26, 1994 and each of the remaining periods commencing on and including the next subsequent Lease Period Date (other than the last such date), together with the period from May 26, 2016 to July 2, 2016.

                                  "Lease Period Date" means November 26, 1994
                         and each succeeding May 26 and November 26 to and including May 26, 2016, and July 2, 2016; provided that during any Renewal Term the "Lease Period Date" shall include each succeeding May 26 and November 26 during such Renewal Term.

                                   Series AB

                                  "Loan Participant" has the meaning specified
                         in the Trust Indenture.

                                  "Operative Documents" means this Agreement,
                         each Lease Supplement, the Participation Agreement, the Trust Indenture, the Certificates, each Trust Agreement and Indenture Supplement, the Trust Agreement, the Bills of Sale, the Purchase Agreement Assignment, the Refunding Agreement, the Rent Schedule and the Tax Indemnity Agreement.

                                  "Original Loan Participant" means each of
                         Swiss Bank Corporation, New York Branch, and
                         Westland/Utrecht Hypotheekbank, N.V.

                                  "Overdue Rate" means (i) with respect to the
                         portion of any payment of Rent that would be required to be distributed to a Loan Participant pursuant to the terms of the Trust Indenture, the rate of interest borne by the Certificates held by such Loan Participant and (ii) with respect to the portion of any payment of Rent that would be required to be distributed to Lessor pursuant to the terms of the Trust Indenture or would be payable pursuant to the terms of any of the Operative Documents directly to Lessor, the Owner Participant, or the Owner Trustee in its individual capacity, the lesser of 2% over the Base Rate and the maximum interest rate from time to time permitted by law.

                                  "Trust Indenture" or "Indenture" means the
                         Trust Indenture and Security Agreement (AA 1991 AF-1), dated as of June 25, 1991, between Lessor (in its individual capacity only as expressly provided therein and otherwise as Owner Trustee) and the Indenture Trustee named therein, as amended and restated as the Amended and Restated Trust Indenture and Security Agreement (AA 1994 PTC Series AB), dated as of May 26, 1994, as the same may be further amended, modified or supplemented from time to time.

                                  (k)  The following definitions of "Average
Certificate Rate", "Equipment Note", "Loan Certificate", "Loan Trustee", "Outstanding", "Pass Through Certificates", "Pass Through Trust", "Pass Through Trust Agreement", "Pass Through Trust Supplement", "Pass Through Trustee", "Premium Amount", "Refunding Agreement" and "Termination Contract

                                   Series AB

Date" shall be inserted in Section 1 of the Lease in alphabetical order:

                                  "Average Certificate Rate" means the weighted
                         average interest rate applicable to the Certificates at the time outstanding, computed on the basis of a 360-day year of twelve 30-day months.

                                  "Equipment Note" has the meaning specified in
the Trust Indenture.

                                  "Loan Certificate" has the meaning set forth
for the term "Certificate" herein.

                                  "Loan Trustee" means State Street Bank and
                         Trust Company of Connecticut, National Association, as successor trustee to the Indenture Trustee, and each other Person that may from time to time be acting as loan trustee under the Trust Indenture.

                                  "Outstanding" or "outstanding", when used
                         with respect to Certificates, has the meaning set forth in the Trust Indenture.

                                  "Pass Through Certificates" means any of the
                         Pass Through Certificates issued pursuant to any of the Pass Through Trust Supplements.

                                  "Pass Through Trust" means each Pass Through
                         Trust created pursuant to a Pass Through Trust Supplement.

                                  "Pass Through Trust Agreement" means the Pass
                         Through Trust Agreement, amended and restated as of February 1, 1992, between Lessee and the Pass Through Trustee, as originally executed and as modified or amended pursuant to the applicable provisions thereof.

                                  "Pass Through Trust Supplement" means Pass
                         Through Trust Supplement Nos. 1 through 5, each dated as of May 26, 1994, to the Pass Through Trust Agreement, each between Lessee and the Pass Through Trustee, as each may be modified or amended pursuant to the applicable provisions thereof.

                                  "Pass Through Trustee" means State Street
                         Bank and Trust Company of Connecticut, National Association, a national banking association, in its capacity as

                                   Series AB

                         Trustee under each Pass Through Trust Supplement, and each other person which may from time to time be acting as successor trustee under any such Pass Through Trust Supplement.

                                  "Premium Amount" means the Make-Whole Amount
                         (as defined in the Trust Indenture), if any, payable pursuant to Section 6.01(b) of the Trust Indenture.

                                  "Refunding Agreement" means that certain
                         Refunding Agreement (AA 1994 PTC Series AB) dated as of May 26, 1994, among the Lessee, the Owner Participant, the Lessor, the Pass Through Trustee under each Pass Through Trust Supplement, Swiss Bank Corporation, New York Branch, Westland/Utrecht Hypotheekbank, N.V., the Indenture Trustee and the Loan Trustee, as such Refunding Agreement may from time to time be supplemented or amended pursuant to the applicable provisions thereof.

                                  "Termination Contract Date" means the
                         thirtieth day preceding any Termination Date or, if such day is not a Business Day, the next succeeding Business Day.

                                  Section 2.  General Amendment to the Lease.
Every Section of the Lease in which the term "Break Amount" appears, except as otherwise amended hereby, is amended by deleting the term "Break Amount" each time it appears and substituting therefor the term "Premium Amount".

                                  Section 3.  Amendment to Section 3 of the
Lease.  (a)  Section 3(b) is amended by deleting the second paragraph thereof.

                                  (b)  The penultimate paragraph of Section
3(b) of the Lease is amended by inserting the word "Outstanding" between the words "and interest on the" and "Certificates required to be paid".

                                  (c)  Section 3(c) of the Lease is amended in
its entirety to read as follows:

                             "(c)  Supplemental Rent.  Lessee also agrees to
                         pay to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent promptly as the same shall become due and owing, and in the event of any failure on the part of Lessee to pay any Supplemental

                                   Series AB

                         Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Basic Rent. In addition, Lessee will pay as Supplemental Rent (i) on demand, an amount equal to interest at the Overdue Rate on any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due for the period until the same shall be paid and (ii) in the case of any redemption or purchase of Certificates requested or consented to by the Lessee pursuant to Section 17 of the Participation Agreement, the Premium Amount, if any, payable pursuant to Section 6.01(b) of the Trust Indenture; provided that notwithstanding anything to the contrary set forth in any Operative Document or any document or instrument relating thereto, Lessee shall have no responsibility or liability for any amounts payable to the Certificate Holders in respect of (x) Premium Amount, if any, payable thereon as a result of a redemption or purchase of the Certificates pursuant to
                         Section 6.01(b)(2) of the Trust Indenture without the prior written consent of Lessee or (y) an Indenture Default that does not also constitute an Event of Default. All Supplemental Rent to be paid pursuant to this Section 3(c) shall be payable in the type of funds and in the manner set forth in Section 3(d)."

                                  (d)  Section 3(d) of the Lease is amended by
deleting the words "at the offices of the Indenture Trustee at 33 North Avenue, Suite 700, Atlanta, Georgia 30308, Attention: Corporate Trust Department (AA 1991 AF-1), or at such other location in the United States as the Indenture Trustee may otherwise direct" and substituting therefor the words "to the account of the Loan Trustee at State Street Bank and Trust Company, Boston, Massachusetts, or at such other location in the United States as the Loan Trustee may otherwise direct"; and by deleting the words "Rodney Square North, Wilmington, Delaware 19890, Attention: Corporate Trust Administration (AA 1991 AF-1)" and substituting therefor the words "Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration (AA 1991 AF-1) (redesignated AA 1994 PTC Series AB)".

                                  (e)  Section 3(e) of the Lease is amended by
deleting the words "the Transaction Costs (as such term is

                                   Series AB
defined in Section 18(a) of the Participation Agreement)" and by substituting the words "the expenses paid by the Owner Participant pursuant to Section 11 of the Refunding Agreement and Section 9(a) of the Participation Agreement (except for any fees and out-of-pocket expenses paid or payable to any financial advisor to the Owner Participant) and such other expenses as the Lessee shall expressly agree in writing (the "Transaction Costs")"; and by deleting the figure "1.0%" and substituting therefor the figure "1.49620759%".

                                  Section 4.  Amendment to Section 6 of the
Lease. Clause (i) of Section 6 of the Lease is amended in its entirety to read as follows:

                                  "(i) the respective rights of Lessor and
                         Lessee as herein provided, the Lien created under the Trust Indenture, the rights of Lessor under the Purchase Agreement Assignment and the rights of the Owner Participant, the Owner Trustee, the Indenture Trustee, each Loan Participant and the Pass Through Trustee (in its capacity as a Loan Participant and in its capacity as Pass Through Trustee) under the Trust Agreement, the Trust Indenture, the Participation Agreement, the Refunding Agreement, the Pass Through Trust Agreement and the Pass Through Trust Supplements,".

                                  Section 5.  Amendment to Section 7 of the
Lease. (a) The second sentence of Section 7(a)(i) of the Lease is amended by deleting the words "and 9(n)" and adding after the words "Participation Agreement" the words "Section 7.02 of the Trust Indenture."

                                  (b)  The penultimate proviso to Section 7(b)
of the Lease is amended by deleting the words "Section 4.04" and substituting therefor the words "Section 8.03".

                                  (c)     Section 7(c) of the Lease is amended
by deleting the words "C&S/SOVRAN TRUST COMPANY (GEORGIA), NATIONAL ASSOCIATION, AS INDENTURE TRUSTEE/MORTGAGEE" and substituting therefor "STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, AS LOAN TRUSTEE, MORTGAGEE".

                                  Section 6.  Amendment to Section 9 of the
Lease.  Section 9 of the Lease is amended in its entirety to read as follows:

                                   Series AB

                                  "Section 9.  Voluntary Termination.  (a)
                         Right of Termination. So long as no Event of Default shall have occurred and be continuing, Lessee shall have the right at its option (i) to terminate this Lease at any time on or after the fifth anniversary of the Delivery Date, if in Lessee's good faith determination (evidenced by a certificate of a Responsible Officer of Lessee to such effect) the Aircraft is surplus to Lessee's requirements or economically obsolete to Lessee, and (ii) at any time on or after the eighth anniversary of the Delivery Date to terminate this Lease for any reason whatsoever, in each case by delivering to Lessor a written notice of termination specifying a proposed date of termination (the "Termination Date") which shall be a Business Day occurring not earlier than 90 days after the date of such notice, and, if the Termination Date is a Special Termination Date, whether or not Lessee is thereby electing to purchase the Aircraft on such Special Termination Date as provided in Section 9(e). The termination of this Lease shall, subject to the terms and conditions set forth in this Section 9, be effective on (i) if Lessee has not elected to purchase the Aircraft as provided in Section 9(e) and Lessor has elected to sell the Aircraft, as provided below, the date of sale of the Aircraft, if any, referred to in Section 9(b), (ii) if Lessee has not elected to purchase the Aircraft as provided in Section 9(e) and Lessor has elected to retain the Aircraft as provided in Section 9(d), the date of termination referred to in Section 9(d), or
                         (iii) if Lessee has elected to purchase the Aircraft as provided in Section 9(e), the date of purchase referred to in Section 9(e). Where Lessee has not elected to purchase the Aircraft as provided for in
                         Section 9(e), Lessor shall give Lessee irrevocable notice of its election to sell or retain the Aircraft no later than 45 days after Lessor receives the notice from Lessee referred to in the first sentence of this
                         Section 9(a). In the event Lessor shall fail to give notice pursuant to the immediately preceding sentence, notice of its election to sell the Aircraft shall be deemed to have been given as of such forty-fifth day. Unless Lessor shall have given to Lessee a timely notice of its election to retain the Aircraft as provided in Section 9(d), Lessee (1) shall withdraw such termination notice on the Termination Contract Date if the Person who shall have submitted the highest cash bid notified by Lessee to

                                   Series AB

                         Lessor or by Lessor or the Owner Participant to Lessee pursuant to Section 9(b) prior to the Termination Contract Date (or, with the consent of Lessor, another person who shall have submitted a bid for the purchase of the Aircraft, acceptable to Lessor and Lessee) shall not have entered into a binding contract of sale on or prior to such Termination Contract Date reasonably acceptable to the Owner Participant providing for the sale by Lessor without recourse or warranty (except as to Lessor's Liens) for cash of the Airframe and the Engines installed thereon to such Person (the "Contract Purchaser") (Lessor hereby agreeing, subject to Lessor's right to retain the Aircraft, promptly to execute and deliver any such contract of sale in the form thereof furnished by Lessee for execution and delivery and Lessee hereby agreeing to consult with the Owner Participant regarding the terms of such contract of sale and to submit the execution form thereof to the Owner Participant a reasonable period of time prior to the Termination Contract Date) and (2) may withdraw the termination notice referred to above at any time on or prior to the third Business Day prior to the Termination Contract Date, whereupon this Lease shall continue in full force and effect. In the event Lessee withdraws, on or after the third Business Day prior to the Termination Contract Date, a notice of termination given pursuant to this Section 9(a) or such notice is deemed withdrawn pursuant to the final sentence of Section 9(b), Lessee will reimburse Lessor and the Owner Participant for any reasonable out-of-pocket expenses incurred by them in connection with the proposed sale, except Lessee shall not be obligated to reimburse Lessor or the Owner Participant for any out-of-pocket expenses to the extent Lessor shall have failed to comply with its obligations under this Section 9. Lessee shall not be entitled to exercise its right of termination provided for in this
                         Section 9(a) more than four times during the Term (not including for purposes of this sentence any exercise by Lessee of such right of termination immediately following a failure of this Lease to be terminated by reason of Lessor's failure to comply with its obligations under this Section 9).

                                  (b)  Sale of Aircraft.  If Lessee has not
                         elected to purchase the Aircraft as provided in
                         Section 9(e) and Lessor has elected or is deemed to have elected to sell the Aircraft pursuant to Section 9(a), Lessee will

                                   Series AB
                         have the option of acting as non-exclusive agent for Lessor to obtain bids for the cash purchase on or prior to the Termination Date of the Aircraft. Lessor agrees to pay Lessee a commercially reasonable brokerage fee based on the then current industry practice in the event that Lessee locates the Person who purchases the Aircraft pursuant to this Section 9(b). If Lessee acts as such agent, no later than ten Business Days prior to the Termination Contract Date, Lessee shall certify to Lessor in writing the amount and terms of each cash bid received by Lessee and the name and the address of the Person submitting each such bid. Lessor may (but need not), also, at its expense (which expense, including without limitation any broker's or finder's fees, shall be for the Owner Participant's own account), independently obtain cash bids for such purchase and, in the event Lessor receives any such bid, Lessor shall promptly, and in any event at least five Business Days prior to the Termination Contract Date certify to Lessee in writing the amount and terms of such bid and the name and address of the Person submitting such bid. Neither the Owner Participant, Lessee, nor any Affiliate of either may submit a bid for the Aircraft, directly or indirectly, in connection with such proposed sale. On the Termination Date (or such earlier date of sale as may be agreed to by Lessor and Lessee, which date shall thereafter be deemed the Termination Date), (x) Lessee shall, subject to receipt (i) by Lessor (or, so long as the Trust Indenture shall not have been discharged, the Indenture Trustee) of the full purchase price thereof and all amounts owing to Lessor pursuant to the next sentence and (ii) by the Persons entitled thereto of all unpaid Supplemental Rent due on or before the Termination Date, deliver the Aircraft at a location selected by Lessee to the Contract Purchaser (or such other purchaser acceptable to Lessor and Lessee), in the same manner as if delivery were made to Lessor at the end of the Term pursuant to Section 5, and shall duly transfer to Lessor title to any engines installed on the Airframe but not owned by Lessor, all in accordance with the terms of Section 5, and (y) Lessor shall simultaneously therewith sell, without recourse or warranty (except as to Lessor's Liens), for cash all of Lessor's right, title and interest in and to the Aircraft to such Contract Purchaser (or other purchaser). The total selling price realized at such sale shall be retained by Lessor (or, so long as the

                                   Series AB

                         Trust Indenture shall not have been discharged, distributed by the Indenture Trustee pursuant to the terms of the Trust Indenture) and, in addition, on the Termination Date, Lessee shall pay to Lessor or, in the case of Supplemental Rent, to the Persons entitled thereto, in funds of the type specified in Section 3(d), an amount equal to (I) the sum of (1) the excess, if any, of (A) the Termination Value for the Aircraft as of the Termination Date, over (B) the proceeds of the sale of the Aircraft after deducting the reasonable out-of-pocket expenses incurred by Lessor and the Owner Participant (including any brokerage fee paid to Lessee or any other Person), plus (2) that amount of interest that will accrue on the principal of all Outstanding Certificates during the period from and including the Termination Date to but excluding the Redemption Date specified in Section
                         6.01 of the Trust Indenture, plus (3) all Supplemental Rent (including, without limitation, Premium Amount, if any) other than Termination Value, due and owing on the Termination Date, plus (4) (A) if the Termination Date is a Lease Period Date, the Basic Rent installment due and payable on that date pursuant to
                         Section 3(b) (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Basic Rent installment designated in Exhibit A-1 to the Rent Schedule as being payable in advance), or (B) if the Termination Date is not a Lease Period Date and if Basic Rent is payable in arrears during the Lease Period commencing on the Lease Period Date next preceding the Termination Date, an amount equal to the Accrued Arrears Basic Rent for the period from and including such Lease Period Date to but excluding the Termination Date, plus (4) all Basic Rent due and payable prior to the Termination Date and unpaid, less (II) any credit to which Lessee may be entitled as hereinafter in this Section 9(b) provided. Subject always to the provisions of the penultimate paragraph of Section 3(b), if the Termination Date with respect to which Termination Value is determined is not a Lease Period Date and if any portion of the Basic Rent installment paid in respect of the Lease Period commencing on the Lease Period Date next preceding the Termination Date is designated in Exhibit A-1 to the Rent Schedule as having been payable in advance, Lessee shall be entitled to a credit against the amounts payable by it pursuant to this Section 9(b) in an amount equal to the lesser of (x) the Unearned Advance Basic

                                   Series AB

                         Rent as of the Termination Date, and
                         (y) the amount, if any, by which the proceeds of the sale of the Aircraft after deducting the reasonable out-of-pocket expenses incurred by Lessor and the Owner Participant (including any brokerage fee paid to Lessee or any other Person) exceeds the Termination Value for the Aircraft as of the Termination Date; provided that, in the event that the amount calculated pursuant to this sentence to be credited exceeds the amounts payable by Lessee pursuant to this Section 9(b), the Owner Participant shall be obligated to rebate an amount equal to such excess to Lessee. If on or prior to the scheduled Termination Date no sale of the Aircraft shall have occurred and if Lessor shall not have elected to retain the Aircraft in accordance with Section 9(d) or Lessee shall not have elected to purchase the Aircraft in accordance with
                         Section 9(e), Lessee's notice given pursuant to
                         Section 9(a) shall be deemed to be withdrawn as of such scheduled Termination Date and this Lease shall continue in full force and effect.

                                  (c)  Certain Obligations upon Sale of
                         Aircraft. Upon the sale of the Aircraft pursuant to and in accordance with the provisions of Section 9(b), Lessor will transfer to Lessee, without recourse or warranty (except as to Lessor's Liens), all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft but which are not then installed on the Airframe. Lessor shall be under no duty to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise take any action in connection with the sale of the Aircraft under Section 9(b), other than to transfer to the purchaser of the Aircraft (or to such purchaser and to Lessee, as the case may be), without recourse or warranty (except as to Lessor's Liens), all of Lessor's right, title and interest in and to the Aircraft against receipt of the payments provided for herein, and to pay the amounts, if any, required to be paid by Lessor under Section 9(b) or this Section 9(c), and to request the Loan Trustee upon the sale of the Aircraft pursuant to Section 9(b) to execute and deliver to such purchaser (or to such purchaser and to Lessee, as the case may be) an appropriate instrument releasing the Aircraft from the lien of the Trust Indenture and releasing the Purchase Agreement and the Purchase Agreement Assignment from the assignment and pledge under the Trust Indenture.

                                   Series AB

                         Lessor agrees to notify promptly Lessee of the appointment by Lessor of any broker or finder (other than Lessee) in connection with the sale of the Aircraft pursuant to Section 9(b) and, subject to
                         Section 9(b), to pay the fees or commissions of any such broker or finder employed by Lessor in connection with the sale of the Aircraft pursuant to Section 9(b).

                                  (d)  Retention of Aircraft by Lessor.  If
                         Lessee has not elected to purchase the Aircraft as provided in Section 9(e) and Lessor has elected to retain the Aircraft pursuant to Section 9(a), on the Termination Date specified in Lessee's termination notice, Lessor shall pay, or cause to be paid, to the Loan Trustee in funds of the type specified in Section 3(d), an amount equal to (1) the aggregate outstanding principal amount of the Certificates and all accrued interest thereon, plus (2) that amount of interest that will accrue on the principal of all Outstanding Certificates during the period from and including the Termination Date to but excluding the Redemption Date specified in Section 6.01 of the Trust Indenture, plus
                         (3) all other sums due and payable to the Indenture Trustee on such Termination Date under the Trust Indenture, the Participation Agreement or such Certificates. Subject to receipt by the Loan Trustee of such funds, on the Termination Date, (i) Lessee (x) shall deliver the Aircraft to Lessor in the same manner as if delivery were made to Lessor at the end of the Term pursuant to Section 5, and shall duly transfer to Lessor title to any engines installed on the Airframe but not owned by Lessor, all in accordance with the terms of Section 5, and (y) shall pay to Lessor or to the Persons entitled thereto, in funds of the type specified in Section 3(d), all Supplemental Rent (including, without limitation, Premium Amount, if any), other than Termination Value, due and owing on the Termination Date, and, if the Termination Date is a Lease Period Date, the Basic Rent installment due and payable on that date pursuant to Section 3(b) (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Basic Rent installment designated in Exhibit A-1 to the Rent Schedule as being payable in advance) or, if the Termination Date is not a Lease Period Date and if Basic Rent is payable in arrears during the Lease Period commencing on the Lease Period Date next preceding the Termination Date, an

                                   Series AB
                         amount equal to the Accrued Arrears Basic Rent for the period from and including such Lease Period Date to but excluding the Termination Date, and all Basic Rent due and payable prior to the Termination Date and unpaid, less (B) any credit to which Lessee may be entitled as hereinafter in this Section 9(d) provided,and (ii) Lessor (x) shall transfer or cause to be transferred to Lessee, without recourse or warranty (except as to Lessor's Liens), all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft but which are not then installed on the Airframe, and (y) shall request the Loan Trustee to execute and deliver to Lessee an appropriate instrument releasing the Aircraft from the lien of the Trust Indenture and releasing the Purchase Agreement and the Purchase Agreement Assignment from the assignment and pledge under the Trust Indenture. If the Termination Date is not a Lease Period Date and if any portion of the Basic Rent installment paid in respect of the Lease Period commencing on the Lease Period Date next preceding the Termination Date is designated in Exhibit A-1 to the Rent Schedule as having been payable in advance, Lessee shall, subject always to the provisions of the penultimate paragraph of Section 3(b), be entitled to a credit against the amounts payable by it pursuant to this Section 9(d) in an amount equal to the Unearned Advance Basic Rent as of the Termination Date; provided that in the event that the Unearned Advance Basic Rent exceeds the amount payable by Lessee pursuant to this Section 9(d), the Owner Participant will be obligated to rebate an amount equal to such excess to Lessee. If Lessor shall fail to perform any of its obligations pursuant to this Section 9(d) and as a result thereof this Lease shall not be terminated on a proposed Termination Date, Lessor shall thereafter no longer be entitled to exercise its election to retain the Aircraft and Lessee may at its option at any time thereafter submit a new termination notice pursuant to
                         Section 9(a).

                                  (e)  Purchase of Aircraft by Lessee.  In the
                         event that Lessee shall have elected to purchase the Aircraft on a Special Termination Date pursuant to
                         Section 9(a), on such Special Termination Date, Lessee shall purchase the Aircraft at a price (the "Special Termination Price") equal to the greater of (i) the Termination Value for the Aircraft, computed as of the Special

                                   Series AB

                         Termination Date and (ii) the then fair market sales value of the Aircraft, as determined by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, by an Independent Appraisal. On such Special Termination Date, (x) Lessee (i) shall pay to Lessor or to the Persons entitled thereto, in funds of the type specified in Section 3(d), all unpaid Supplemental Rent (including, without limitation, Premium Amount, if any), other than Termination Value, due and owing on such Special Termination Date, all Basic Rent due and payable prior to the Special Termination Date and unpaid and the Basic Rent installment due and payable on the Special Termination Date pursuant to Section 3(b) (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Basic Rent installment designated in Exhibit A-1 to the Rent Schedule as being payable in advance) and (ii) at its option shall either (A) pay to Lessor, in funds of the type specified in Section 3(d), the Special Termination Price, or (B) assume all of the rights and obligations of the Owner Trustee under the Trust Indenture in respect of the Certificates (including, without limitation, any scheduled payment of principal of or accrued interest on the Certificates due and payable on the Special Termination Date but only to the extent that the Basic Rent installment payable by Lessee pursuant to clause (i) above does not cover such scheduled payment of principal of or accrued interest on the Certificates but excluding any obligations or liabilities of the Owner Trustee in its individual capacity incurred on or prior to the Special Termination Date, which obligations and liabilities shall remain the sole responsibility of the Owner Trustee) in accordance with Section 7.03 of the Trust Indenture and simultaneously shall pay to Lessor, in funds of the type specified in Section 3(d), an amount equal to the excess, if any, of the Special Termination Price over an amount equal to the sum of the principal of and any accrued and unpaid interest on the outstanding Certificates on such Special Termination Date, after taking into account any payments of principal or interest made in respect of the outstanding Certificates on such Special Termination Date, and (y) Lessor will sell to Lessee, without recourse or warranty (except as to Lessor's Liens), all of Lessor's right, title and interest in and to the Aircraft and all of Lessor's right, title and interest in and to any Engines constituting part of the Aircraft

                                   Series AB
                         but which are not then installed on the Airframe and, if Lessee shall not have assumed the rights and obligations of the Owner Trustee under the Trust Indenture in respect of the Certificates as provided for above, Lessor will request the Loan Trustee to execute and deliver to Lessee an appropriate instrument releasing the Airframe and Engines with respect to which title is transferred from the lien of the Trust Indenture and releasing the Purchase Agreement and the Purchase Agreement Assignment from the assignment and pledge thereunder.

                                  (f)  Termination of Lease, Etc.  Upon the
                         sale or retention or purchase of the Aircraft, as the case may be, in compliance with the provisions of this
                         Section 9, (i) the obligation of Lessee to pay Basic Rent under Section 3(b) on any Lease Period Date occurring subsequent to the applicable Termination Value Determination Date, and (ii) the obligation of Lessee to pay Supplemental Rent (subject to Section 3(f), other than payments of Supplemental Rent to be made by Lessee (x) surviving pursuant to Section 7(d) of the Participation Agreement or Section 12 of the Tax Indemnity Agreement or (y) in respect of liabilities and obligations of Lessee which have accrued under any Operative Document but have not been paid or which are in dispute as of the date of such sale or retention) shall cease as of the Termination Date and, in each case, the Term shall end effective as of the Termination Date.

                                  (g)  Termination as to Engines.  So long as
                         no Event of Default shall have occurred and be continuing, Lessee shall have the right at its option at any time, on at least 60 days' prior written notice, to terminate this Lease with respect to any Engine. In such event, and prior to the date of such termination, Lessee shall replace such Engine hereunder by complying with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine."

                                  Section 7.  Amendment to Section 10 of the
Lease. (a) The first sentence of Section 10(a) of the Lease is amended by inserting the words "and the Loan Trustee" after the word "Lessor" in the first place it appears.

                                   Series AB

                                  (b)     The proviso to clause (i) of Section
10(a) of the Lease is amended by adding the words "promptly give notice to Lessor and the Loan Trustee and shall" after the words "then Lessee shall" and by deleting the word "fifteenth" and replacing it with the word "thirtieth".

                                  (c)     Clause (ii) of Section 10(a) of the
Lease is amended in its entirety to read as follows:

                                  "(ii)  on or before the Loss Payment Date (as
                         defined below), Lessee shall pay to Lessor or, in the case of Supplemental Rent, to the Persons entitled thereto, in funds of the type specified in Section 3(d), (A) the Stipulated Loss Value for the Aircraft, determined as of the Loss Payment Date, plus (B) all Supplemental Rent due and owing on such Loss Payment Date, plus (C) if the Casualty Loss Determination Date with respect to the Stipulated Loss Value is a Lease Period Date, the Basic Rent installment due and payable on that date pursuant to Section 3(b) (it being understood and agreed that Lessee shall not be required to pay the portion, if any, of such Basic Rent installment designated in Exhibit A-1 to the Rent Schedule as being payable in advance), plus (D) all Basic Rent due and payable prior to the Casualty Loss Determination Date and unpaid. As used herein, "Loss Payment Date" means the earliest of (x) 30 days following the date on which insurance proceeds are received with respect to such Event of Loss, (y) the Business Day next following the 121st day next following the date of occurrence of the Event of Loss, and (z) an earlier Business Day irrevocably specified by Lessee at least thirty days in advance by notice to Lessor and the Loan Trustee; provided, however, the Loss Payment Date shall be the date specified in the proviso to clause (i) above, if such proviso is applicable."

                                  (d)  Clause (C) of the penultimate paragraph
of Section 10(a) of the Lease is amended by deleting the words "Exhibit A" and substituting therefor the words "Exhibit C."

                                  (e)     Clause (D) of the penultimate
paragraph of Section 10(a) of the Lease is amended by inserting the words "or advisable" after the word "necessary" in each place where it appears.

                                   Series AB

                                  (f)     Clause (E) of the penultimate
paragraph of Section 10(a) of the Lease is amended by deleting the word "an" before the words "opinion of counsel" and substituting therefor the words "a favorable".

                                  (g)     Clause (F) of the penultimate
paragraph of Section 10(a) of the Lease is amended by inserting the words "and the Loan Trustee" after the word "Lessor".

                                  (h)     Clause (iii) of Section 10(b) of the
Lease is amended by deleting the words "Exhibit A" and substituting therefor the words "Exhibit C."

                                  (i)     Clause (v) of Section 10(b) of the
Lease is amended by inserting the words "and the Loan Trustee" after the word "Lessor".

                                  (j)     Clause (vi) of Section 10(b) of the
Lease is amended by inserting the words "or advisable" after the word "necessary" each time it appears.

                                  Section 8.  Amendment to Section 11 of the
Lease. (a) Section 11 of the Lease is amended by deleting the words "each Participant" each time they appear and substituting therefor the words "the Pass Through Trustee and the Owner Participant"; by deleting the words "each Participant's" each time they appear and substituting therefor the words "the Pass Through Trustee's and the Owner Participant's"; by deleting the words "or Participant" and substituting therefor the words ", Pass Through Trustee or Owner Participant"; by deleting the words "any Participant" or "such Participant" each time they appear and substituting therefor the words "the Pass Through Trustee or the Owner Participant"; by deleting the words "any Participant's" or "such Participant's" each time they appear and substituting therefor the words "the Pass Through Trustee's or the Owner Participant's"; by deleting the words "Loan Participants" each time they appear and substituting therefor the words "Pass Through Trustee".

                                  (b)  Section 11(c) of the Lease is amended by
inserting the words ", the Pass Through Trustee" between the words "Indenture Trustee" and "and the Owner Participant" each time they appear and by deleting the parenthetical phrase in the first sentence thereof.

                                   Series AB

                                  Section 9.  Amendment to Section 12 of the
Lease.  Section 12 of the Lease is amended in its entirety to read as follows:

                                  "Section 12.  Inspection.  At all reasonable
                         times during the Term, but upon at least 5 days' prior written notice to Lessee, Lessor, the Owner Participant, the Loan Trustee or the Pass Through Trustee, or their authorized representatives, may at their own expense and risk conduct a visual walk-around inspection of the Aircraft and any Engine (including a visual walk-around inspection of the Aircraft during any regularly scheduled heavy maintenance visit for the Aircraft conducted by Lessee during the Term) and may inspect the books and records of Lessee relating thereto; provided that (a) such representatives shall be fully insured to the reasonable satisfaction of Lessee by Lessor, the Owner Participant, the Loan Trustee or the Pass Through Trustee, as the case may be, with respect to any risks incurred in connection with any such inspection, (b) any such inspection shall be subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and any applicable governmental rules or regulations and (c) in the case of an inspection during a maintenance visit, such inspection shall not in any respect interfere with the normal conduct of such maintenance visit or extend the time required for such maintenance visit. All information obtained in connection with any such inspection shall be held confidential by Lessor, the Owner Participant, the Loan Trustee and the Pass Through Trustee and shall not be furnished or disclosed by them to anyone other than their bank examiners, auditors, accountants, agents and legal counsel and any Person with whom the Owner Participant, the Loan Trustee or the Pass Through Trustee is in good faith conducting negotiations relating to the possible transfer and sale of its interest in the Aircraft, if such Person shall have entered into an agreement similar to that contained in this Section 12 whereby such Person agrees to hold such information confidential, and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority. Lessee will, upon the request of Lessor at any time, notify Lessor of the time and location of the next scheduled heavy maintenance visit to be conducted by Lessee in

                                   Series AB
                         respect of the Aircraft; provided that Lessee shall have the right in its sole discretion to reschedule, or change the location of, any maintenance visit to which it shall have notified Lessor pursuant to this sentence, Lessee hereby agreeing to use reasonable efforts to notify Lessor of any such rescheduling or change. None of the Lessor, the Pass Through Trustee, the Loan Trustee or the Owner Participant shall have any duty to make any such inspection or incur any liability or obligation by reason of not making any such inspection. No inspection pursuant to this
                         Section 12 shall interfere with the use, operation or maintenance of the Aircraft or the normal conduct of Lessee's business, and Lessee shall not be required to undertake or incur any additional liabilities in connection therewith."

                                  Section 10.  Amendment to Section 14 of the
Lease.
                                  (a)  Section 14(d) of the Lease is amended by
inserting the words "or the Loan Trustee" before the first semicolon.

                                  (b)  Sections 14(a) and (e) of the Lease are
each amended by inserting the words "or the Loan Trustee" before the semicolon.

                                  Section 11.  Amendment to Section 15 of the
Lease. (a) Section 15(c) of the Lease is amended by deleting the term "Assumed Debt Rate" and substituting therefor "Average Certificate Rate".

                                  (b)  The first sentence of the last paragraph
of Section 15 of the Lease is amended by deleting the remainder of the sentence following the words "responsibility or liability" and substituting therefor the words "for any Premium Amount payable to the Certificate Holders as a result of a redemption of the Certificates pursuant to Section 6.01(b)(2) of the Trust Indenture without the prior written consent of Lessee or an Indenture Default that does not also constitute an Event of Default".

                                  Section 12.  Amendment to Section 18 of the
Lease. Clause (ii) of Section 18 of the Lease is amended in its entirety to read "if to Lessor, to Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration (AA 1991 AF-1) (redesignated AA 1994 PTC Series AB)", and clause (iv) of

                                   Series AB

Section 18 of the Lease is amended in its entirety to read "(iv) if to the Loan Trustee, to 750 Main Street, Hartford, Connecticut 06103 Attention: Corporate Trust Department, or such other address as the Loan Trustee shall from time to time designate in writing to Lessor and Lessee."

                                  Section 13.  Amendment to Section 20 of the
Lease. Section 20(b) of the Lease is amended by deleting the words "January 2, 2013" in the first sentence and substituting therefor the words "November 26, 2012"; and by deleting the words "Section 2.16" and substituting therefor the words "Section 7.03".

                                  Section 14.  Amendment to Section 25 of the
Lease. Section 25 of the Lease is amended by deleting the word "3.07" and substituting therefor the word "9.03".

                                  Section 15.  Effectiveness of Amendments.
The amendments to the Lease set forth in Sections 1 through 14 hereof shall become effective as of the Closing (as such term is defined in the Refunding Agreement).

                                  Section 16.  Ratification.  Except as amended
hereby, the Lease shall remain in full force and effect.

                                  Section 17.  Miscellaneous.  This Lease
Amendment may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Lease Amendment including a signature page executed by each of the parties hereto shall be an original counterpart of this Lease Amendment, but all of such counterparts together shall constitute one instrument. THIS LEASE AMENDMENT SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. To the extent, if any, that the Lease or this Lease Amendment constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in the Lease or in this Lease Amendment may be created through the transfer or possession of any counterpart, other than the original counterpart, which shall be identified as the counterpart containing on the signature page thereof the receipt therefor executed by the Loan Trustee. This Lease Amendment is being delivered in the State of New York.

                                   Series AB

                                  IN WITNESS WHEREOF, the parties hereto have
caused this Lease Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        LESSOR

                                        WILMINGTON TRUST COMPANY
                                           not in its individual
                                           capacity, but solely as
                                           Owner Trustee

                                        By _____________
                                           Title:

                                        LESSEE

                                        AMERICAN AIRLINES, INC.

                                        By _____________
                                           Title:

                                   Series AB

          Receipt of this original counterpart of the foregoing Lease Amendment is hereby acknowledged on this ____ day of May, 1994.


                                        STATE STREET BANK AND TRUST COMPANY
                                                OF CONNECTICUT, NATIONAL
                                                ASSOCIATION, LOAN TRUSTEE



                                        By ___________________________________
                                           Title:

                                   Series AB